SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) April 24, 2007
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	1-815 (Commission File Number)	51-0014090 (I.R.S. Employer Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition
     On April 24, 2007, the Registrant announced its consolidated financial results for the quarter ended March 31, 2007. A copy of the Registrant’s earnings news release is furnished on Form 8-K. The information contained in Item 2.02 of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor incorporated by reference in any registration statement filed by the Registrant under the Securities Act of 1933, as amended.

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY (Registrant)
/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

April 24, 2007

3

April 24, 2007	Contact:	Anthony Farina
WILMINGTON, Del.		302-774-4005 anthony.r.farina@usa.dupont.com
DuPont Reports 15% Earnings Growth in First Quarter 2007;
Reaffirms Full Year Outlook
Highlights
•	First quarter 2007 earnings per share grew 15 percent to $1.01 from $0.88 in the first quarter of 2006.

•	Excluding significant items, earnings per share increased 15 percent to $1.07 from $0.93.

•	Sales grew 6 percent reflecting 2 percent volume growth, 2 percent higher local currency selling prices and a 2 percent currency benefit.

•	Strong seed sales and growth outside the United States more than offset lower volumes in the U.S. housing and automotive markets.

•	Fixed costs as a percentage of sales improved 190 basis points from the prior-year quarter.

•	Segment pre-tax operating margin, excluding significant items, improved 120 basis points versus first quarter 2006.

•	DuPont reaffirmed its full year 2007 earnings outlook of about $3.15 per share, excluding significant items.
     “We’re off to a solid start in 2007,” said DuPont Chairman and Chief Executive Officer Charles O. Holliday, Jr. “We continue to improve operating margin and return on capital as we deliver on our growth strategies and productivity initiatives. Our results highlight the benefits of our global presence and diversified businesses.”
Global Consolidated Net Income and Sales
     Net income for the first quarter of 2007 was $945 million, or $1.01 per share including a net charge of $0.06 per share to increase an existing litigation reserve. First quarter 2006 net income was $817 million, or $0.88 per share including a net charge of $0.05 per share for significant items. The increase in first quarter net income reflected 6 percent revenue growth driven by significantly higher seed sales, increased pharmaceuticals income, fixed cost productivity gains and a favorable currency impact. See Schedule D for a summary of first quarter 2007 earnings and comparisons to prior year.

     Consolidated net sales increased $451 million, or 6 percent, to $7.8 billion in the first quarter, reflecting 2 percent higher local prices, a 2 percent increase in volume, and a 2 percent currency benefit. A summary of first quarter 2007 worldwide regional sales performance is shown in the table below.

			Percentage Change Due to:
	Three Months Ended		Local
	March 31, 2007		Currency	Currency
(Dollars in billions)	$	% Change	Price	Effect	Volume
U.S.	$3.3	2	3	—	(1)
Europe	2.5	11	1	7	3
Asia Pacific	1.1	4	2	—	2
Canada & Latin America	0.9	11	2	1	8

Total Consolidated Sales	$7.8	6	2	2	2
     Worldwide sales volume grew 2 percent reflecting significantly higher sales of seed products and volume growth outside the United States, partly offset by lower sales into the U.S. residential construction and OEM motor vehicle markets.
Earnings Per Share
     The table below shows the variances in first quarter 2007 earnings per share (EPS) versus first Quarter 2006:
EPS ANALYSIS

EPS
1st Quarter 2006	$.88

1Q’O6 Significant items (see Schedule B)	.05

Local prices	.12
Variable costs	(.13)
Volume	.03
Fixed costs*	.02
Pharmaceuticals	.04
Currency	.06
Tax Rate	(.02)
Other	.02

1Q’O7 Significant item (see Schedule B)	(.06)

1st Quarter 2007	$1.01

*	Excluding volume and currency impact

Business Segment Performance
     Segment pre-tax operating income (PTOI) for first quarter of 2007 increased 20 percent to $1.6 billion from $1.3 billion in the first quarter of 2006. Excluding significant items in both years, segment PTOI rose 13 percent to $1.6 billion in the quarter from $1.4 billion in the prior-year quarter. Segment PTOI, sales and related variances versus first quarter of 2006 are shown in the following tables:

	Three Months Ended March 31
PRE-TAX OPERATING INCOME			% Change
(Dollars in millions)	2007	2006	vs. 2006
Agriculture & Nutrition	$651	$597	9
Coatings & Color Technologies*	194	21	824
Electronic & Communication Technologies	124	160	(23)
Performance Materials*	150	155	(3)
Pharmaceuticals	225	169	33
Safety & Protection	291	268	9
Other	(56)	(56)	—

Total	$1,579	$1,314	20

*	See Schedule B for detail of significant items.

	Three Months Ended		Percentage
SEGMENT SALES*	March 31, 2007		Change Due to:
(Dollars in billions)	$	% Change	USD Price	Volume
Agriculture & Nutrition	2.5	13	8	5
Coatings & Color Technologies	1.6	5	3	2
Electronic & Communication Technologies	0.9	4	1	3
Performance Materials	1.6	3	6	(3)
Safety & Protection	1.4	1	3	(2)

*	Segment sales include intersegment transfers.
Agriculture & Nutrition
•	PTOI increased 9 percent to $651 million from $597 million due to strong seed sales partially offset by higher production costs. The first quarter of 2006 included a $28 million gain on the sale of a technology license. Excluding this gain, PTOI grew 14 percent.

•	Sales grew 13 percent to $2.5 billion primarily due to a strong Pioneer seed business. Volumes grew 5 percent and USD selling prices increased 8 percent. Significant global gains in seed corn and cereals herbicides more than offset the impact of lower demand for cotton and soybean products in North America.

Coatings & Color Technologies
•	PTOI was $194 million versus $21 million in the prior year which included a $135 million restructuring charge. Excluding the prior year restructuring charge, PTOI grew 24 percent as increased volume and cost productivity gains offset higher ingredient costs. PTOI in 2007 also included $16 million of hurricane-related insurance recoveries.

•	First quarter 2007 sales of $1.6 billion grew 5 percent reflecting 3 percent higher USD selling prices and 2 percent volume gains. Higher volume reflects post-hurricane share recovery in titanium dioxide and increased sales of refinish paint in Europe, net of lower volumes in automotive OEM and from divested businesses.
Electronic & Communication Technologies
•	PTOI declined to $124 million in the first quarter from $160 million in the prior year as improvements in packaging graphics and inks did not offset lower refrigerants pricing and lower sales in certain electronic materials markets.

•	Sales grew 4 percent to $920 million as volume growth in fluoroproducts and imaging were partially offset by lower refrigerant product pricing and softness in certain cell phone supply chains.
Performance Materials
•	PTOI was $150 million in the quarter, including a net $52 million charge related to existing litigation. Excluding this charge, PTOI increased 30 percent to $202 million from $155 million in the prior year, reflecting improvement in all businesses. Packaging and industrial polymers produced particularly strong results.

•	Sales increased 3 percent to $1.6 billion reflecting price gains and favorable currency, partially offset by lower volume. Volume gains in Europe were offset by lower demand in Asia Pacific and North America.
Safety & Protection
•	PTOI increased 9 percent to $291 million from $268 million in last year’s first quarter as strong earnings growth in aramid products and cost productivity gains were partially offset by lower volumes in U.S. housing.

•	First quarter 2007 sales of $1.4 billion were up 1 percent versus 2006 reflecting a 3 percent increase in USD selling prices partially offset by 2 percent lower volumes, largely from decreased sales in U.S. housing.
Additional information on segment performance is available on the DuPont Investor Center website at www.dupont.com.

Outlook
     DuPont reaffirms its outlook for 2007 full-year earnings per share of about $3.15, excluding a $0.06 per share charge for significant items. The company continues to expect modest volume gains as growth outside the United States and strong agricultural seed markets outweigh lower demand from the U.S. housing and automotive markets. The company’s outlook for the remainder of 2007 assumes that energy and ingredient costs will continue to be about equal to 2006.
     “We’re right on track. We are well positioned in global industrial and agricultural markets and have an exciting pipeline of new products that customers value,” Holliday said. “We remain intensely focused on accelerating returns on our innovation and increasing cost and capital productivity.”
Use of Non-GAAP Measures
     Management believes that measures of income excluding significant items (“non-GAAP” information) are meaningful to investors because they provide insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in Schedule E.
     DuPont is a science-based products and services company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere. Operating in more than 70 countries, DuPont offers a wide range of innovative products and services for markets including agriculture and food; building and construction; communications; and transportation.
Forward-Looking Statements: This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; seasonality of sales of agricultural products; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier and customer operations.
# # #

E. I. du Pont de Nemours and Company
Consolidated Income Statements
(Dollars in millions, except per share amounts )
SCHEDULE A

	Three Months Ended
	March 31,
	2007	2006
Net sales	$7,845	7,394
Other income, net (c)	$316	270

Total	8,161	7,664

Cost of goods sold and other operating charges (a)(b)	5,546	5,337
Selling, general and administrative expenses	838	791
Amortization of intangible assets	56	59
Research and development expense	310	313
Interest expense	99	114

Total	6,849	6,614

Income before income taxes and minority interests	1,312	1,050
Provision for income taxes (c)	365	231
Minority interests in earnings of consolidated subsidiaries	2	2

Net income	$945	$817

Basic earnings per share of common stock	$1.02	$0.88

Diluted earnings per share of common stock	$1.01	$0.88

Dividends per share of common stock	$0.37	$0.37

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	924,020,389	921,213,271
Diluted	933,267,492	929,800,408
(a), (b), (c) See Notes to Schedules of Significant Items for additional information

E.I. du Pont de Nemours and Company
Schedules of Significant Items
(Dollars in millions, except per share amounts)
SCHEDULE B
SIGNIFICANT ITEMS

	Pre-tax		After-tax		($ Per Share)
	2007	2006	2007	2006	2007	2006
1st Quarter
Litigation related item (a)	$(52)		$(52)		$(0.06)
Restructuring charges (b)		$(135)		$(98)		$(0.10)
Corporate tax-related item (c)		7		48		0.05

	$(52)	$(128)	$(52)	$(50)	$(0.06)	$(0.05)

SIGNIFICANT ITEMS BY SEGMENT

	Three Months Ended
	March 31,
	2007	2006
Agriculture & Nutrition	$—	$—
Coatings & Color Technologies (b)	—	(135)
Electronic & Communication Technologies	—	—
Performance Materials (a)	(52)	—
Safety & Protection	—	—
Textiles & Interiors	—	—
Other	—	—

Total (excluding Corporate)	$(52)	$(135)

E. I. du Pont de Nemours and Company
Notes to Schedules of Significant Items
(Dollars in millions, except per share amounts)
(a)	First quarter 2007 includes a net $52 charge in Cost of goods sold and other operating charges for existing litigation in the Performance Materials segment in connection with the elastomers antitrust matter.

(b)	First quarter 2006 includes a restructuring charge of $135 in the Coatings & Color Technologies segment in connection with the company’s plans to close and consolidate certain manufacturing and laboratory sites. Cost of goods sold and other operating charges includes employee separation charges, primarily in Europe and the U.S., for approximately 1,300 employees and other exit costs.

(c)	First quarter 2006 includes a reversal of accrued interest of $7 ($4 after-tax) in Other income, net and the reversal of $44 of income taxes associated with favorable settlement of certain prior-year tax contingencies which had been previously reserved.

E. I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)
SCHEDULE C

	Three Months Ended March 31,
SEGMENT SALES (1)	2007	2006 (2)
Agriculture & Nutrition	$2,450	$2,174
Coatings & Color Technologies	1,559	1,478
Electronic & Communication Technologies	920	885
Performance Materials	1,589	1,541
Safety & Protection	1,370	1,360
Other	43	46

Total Segment sales	$7,931	$7,484

Elimination of intersegment transfers	(86)	(90)

Consolidated net sales	$7,845	$7,394

	Three Months Ended
	March 31,
PRETAX OPERATING INCOME/(LOSS) (PTOI) (3)	2007	2006 (2)
Agriculture & Nutrition	$651	$597
Coatings & Color Technologies	194	21
Electronic & Communication Technologies	124	160
Performance Materials	150	155
Pharmaceuticals	225	169
Safety & Protection	291	268
Other	(56)	(56)

Total Segment PTOI	$1,579	$1,314

Exchange gains and losses(4)	(28)	(18)
Corporate expenses & net interest	(239)	(246)

Income before income taxes and minority interests	$1,312	$1,050

(1)	Sales for the reporting segments include intersegment transfers.

(2)	Certain reclassifications of 2006 segment data have been made to reflect changes in organizational structure for 2007.

(3)	Refer to the Notes to Schedules of Significant Items for additional information.

(4)	Net after-tax exchange activity for first quarter 2007 and 2006 was a loss of $18 and a loss of $22, respectively. Gains and losses resulting from the company’s hedging program are largely offset by associated tax effects.

E. I. du Pont de Nemours and Company
Summary of Earnings Comparisons
(Dollars in millions, except per share amounts)
SCHEDULE D

	Three Months Ended
	March 31,
	2007	2006	% Change
Segment PTOI	$1,579	$1,314	20%
Significant Items charge included in first quarter PTOI (per Schedule B)	52	135

Segment PTOI excluding Significant Items	$1,631	$1,449	13%

Net Income	$945	$817	16%
Significant Items charge included in first quarter Net Income (per Schedule B)	52	50

Net Income excluding Significant Items	$997	$867	15%

EPS	$1.01	$0.88	15%
Significant Items charge included in first quarter EPS (per Schedule B)	0.06	0.05

EPS excluding Significant Items	$1.07	$0.93	15%

Average number of diluted shares outstanding	933,267,492	929,800,408	0.4%

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE E
Reconciliations of Adjusted EBIT / Adjusted EBITDA to Consolidated Income Statement

	Three Months Ended March 31,
	2007	2006
Income before income taxes and minority interests	$1,312	$1,050
Less: Minority interest in earnings of consolidated subsidiaries (1)	(4)	(2)
Add: Net interest expense (2)	87	95

Adjusted EBIT	1,395	1,143
Add: Depreciation and amortization (3)	337	337

Adjusted EBITDA	$1,732	$1,480

(1)	Excludes income taxes.

(2)	Includes interest expense plus amortization of capitalized interest less interest income.

(3)	Excludes amortization of capitalized interest.
Calculation of Segment PTOI as a Percent of Segment Sales

	Three Months Ended
	2007	2006	% Change
Segment PTOI excluding Significant Items	$1,631	$1,449	13%
Segment sales	$7,931	$7,484	6%

Segment PTOI as a percent of segment sales	20.56%	19.36%
Reconciliations of Fixed Costs as a Percent of Sales

	Three Months Ended March 31,
	2007	2006
Total charges and expenses — consolidated	$6,849	$6,614
Income Statements
Remove:
Interest expense	(99)	(114)
Variable costs (1)	(3,743)	(3,437)
Significant Items — charge (2)	(52)	(135)

Fixed costs	$2,955	$2,928
Consolidated net sales	$7,845	$7,394
Fixed costs as a percent of sales	37.7%	39.6%
(1)	Includes variable manufacturing costs, freight, commissions and other selling expenses which vary with the volume of sales.

(2)	See Schedule B for detail of Significant Items.

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE E (continued)
Reconciliation of Earnings Per Share (EPS) Outlook

	Year Ended
	December 31,
	2007	2006
	Outlook	Actual
Earnings per share — excluding Significant Items	$3.15	$2.88
Significant Items included in EPS:
Litigation related charges — Performance Materials	(0.06)	—
Restructuring charges —
Agriculture & Nutrition	—	(0.13)
Coatings & Color Technologies	—	(0.10)
American Jobs Creation Act	—	0.02
Hurricane related items	—	0.10
Asbestos insurance recovery	—	0.04
Asset impairment — Safety & Protection	—	(0.03)
Sales terms and expense accrual changes	—	(0.04)
Corporate tax-related items	—	0.64

Net (charge)/benefit for Significant Items	(0.06)	0.50

Reported EPS	$3.09	$3.38

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

	Three Months Ended
	March 31,
	2007	2006
Income before income taxes and minority interests	$1,312	1,050
Add: Significant Items — charge	$52	128
Net exchange losses	28	18

Income before income taxes, Significant Items, exchange gains/losses and minority interests	$1,392	$1,196

Provision for income taxes	$365	$231
Add: Tax benefit on Significant Items	—	78
Tax benefit/(expense) on exchange gains/losses	10	(4)

Provision for income taxes, excluding taxes on Significant Items and exchange gains	$375	$305

Effective income tax rate	27.8%	22.0%
Base income tax rate	26.9%	25.5%